EXHIBIT 10.2

INTRUSION INC.
A DELAWARE CORPORATION

SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT

THE COMMON STOCK (“STOCK”) IN INTRUSION INC. (“COMPANY”) REFERRED TO IN THIS SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD UNDER EXEMPTIONS PROVIDED THEREFROM INCLUDING SECTION 4(2) OF THE SECURITIES ACT AND/OR REGULATION D THEREUNDER.

A PURCHASER OF STOCK SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE LAWS OF ANY OTHER JURISDICTION, AND, THEREFORE, CANNOT BE SOLD UNLESS IT IS SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  THERE IS NO OBLIGATION OF THE ISSUER TO REGISTER THE STOCK UNDER THE SECURITIES ACT OR THE LAWS OF ANY OTHER JURISDICTION.

On the basis of the terms and conditions set forth in this Subscription and Investor Representation Agreement ( “Subscription Agreement”), the undersigned investor ( “Investor”) proposes to make an investment in Intrusion Inc. (“Company”) as follows:

1.                                      Subscription for Stock.  Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes to purchase 250,000 Shares of Common Stock at an aggregate purchase price of $0.40, or a number of shares at a price of 110% of the average closing price of the Company’s stock for the 20 trading days up to and including the closing day.

2.                                      The Investor acknowledges that the stock offered hereby is speculative and involves a high degree of risk, including, but not necessarily limited to, the risk factors described on Exhibit A attached hereto.  The Investor further acknowledges that an investment in the Company is not suitable for investors who cannot afford to lose their entire investment.  The Investor has carefully considered these risk factors before making its investment decision.

3.                                      Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

(a)                                  Accredited Investor.  The Investor is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

(b)                                  Investment Intent.  The Investor is acquiring the stock for the Investor’s own account for investment, with no intention of distributing or selling any portion of the stock within the meaning of the Securities Act, and will not transfer any stock in violation of the Securities Act or the then applicable rules or regulations thereunder or any other applicable law.  No one other than the Investor has any interest in or any right to acquire the stock.

(c)                                  Ability to Bear Risk.  The Investor’s financial condition is such that the Investor is able to bear the risk of holding the stock for an indefinite period of time and the risk of loss of the Investor’s entire investment in the stock.

(d)                                  Experience.  The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Investor is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect his, her or its own interests.

(e)                                  Familiarity with Offering Documents.  The Investor has received, read, understood and is familiar with (i)  the Risk Factors attached hereto on Exhibit A, and this Subscription Agreement.  In particular, the Investor has read the Risk Factors attached hereto on Exhibit A and understands that the Investor’s investment in the Company involves a high degree of risk.

(f)                                    Information.  The Company and the Company’s officers have made available all additional information that the Investor has requested in connection with the transactions contemplated by this Subscription Agreement, and the Investor has had an opportunity to discuss the business, management and financial affairs of the Company with management and has had the opportunity to review the Company’s facilities.  No representations or warranties have been made to the Investor by the Company or any agent thereof other than as set forth in this Subscription Agreement.  The Investor has been afforded an opportunity to ask questions of and receive answers from the Company and its officers concerning the terms and conditions of the purchase of the stock and the opportunity to obtain any additional information (to the extent the Company has such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information otherwise furnished by the Company or its officers.  The Investor has investigated the acquisition of the stock to the extent the Investor deemed necessary or desirable and the Company has provided the Investor with any assistance the Investor has requested in connection therewith.

(g)                                 Domicile.  The address set forth below is the Investor’s true and correct domicile.

(h)                                 Exemption from Securities Act.  The Investor understands that the stock has not been, and will not be, registered under the Securities Act or any state securities act or other applicable law by reason of specific exemptions for private offerings, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.  The stock may  not be sold, transferred, offered for sale or otherwise disposed of unless such transfer, sale, assignment or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

(i)                                    Restrictions on Transferability.  The Investor is aware that the Investor’s rights to transfer the stock or any part thereof are restricted by the Securities Act, applicable state securities laws and laws of other jurisdictions, and the absence of a market for the stock.  The Investor understands that there are substantial restrictions on the transferability of the stock, including restrictions on transfer of the stock under the Company Agreement; the stock will not be, and investors in the stock have no rights to require that the stock be, registered under the Securities Act; there will be no public market for any of the subscribed stock; the Investor may not be able to avail itself of exemptions available for resale of the stock without registration, and accordingly, may have to hold the stock indefinitely, and it may not be possible for the Investor to liquidate an investment in the stock.

(j)                                    Rule 144.  The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations.

(k)                                Authority; Binding Obligation.  The Investor has full power and authority to make the representations referred to herein, to purchase the stock pursuant to this Subscription Agreement, and to execute and deliver this Subscription Agreement.  This Subscription Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(l)                                    Broker’s of Finder’s Fees.  The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Subscription Agreement.

(m)                              No Governmental Approval.  The Investor understands that no United States federal or state agency or agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the offering and sale of the stock.

(n)                                 No Advice.  The Investor is not relying on the Company or any of its employees, agents or representatives for legal, investment or tax advice, and the Investor has sought independent legal, investment and tax advice to the extent the Investor has deemed necessary or appropriate in connection with the Investor’s decision to subscribe for stock.  The Investor understands and agrees that he, she or it (and not the Company) shall be responsible for his, her or its own tax liability, if any, that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(o)                                  Survival; Duty to Update.  The foregoing representations and warranties are true, accurate and complete as of the date hereof and shall be true, accurate and complete as of the Company’s acceptance of the Investor’s subscription, and shall survive such acceptance.  If in any respect such representations and warranties shall not be true, accurate and complete prior to or at such acceptance, the Investor shall give immediate notice of such fact to the Company, by facsimile with written confirmation of receipt, specifying which representations and warranties are not true, accurate and complete and the reasons therefor.

4.                                      Indemnification.  The Investor acknowledges that the Investor understands the meaning and legal consequences of the representations and warranties made by the Investor herein, and that the Company is relying on such representations and warranties in making its determination to accept or reject this Subscription.  The Investor hereby agrees to indemnify and hold harmless the Company, each manager, officer and employee thereof and each person who controls the Company from and against any and all loss, damage or liability due to or arising out of a breach  or inaccuracy of any representation or warranty of the Investor contained in this Subscription Agreement.  All representations, warranties and covenants and the indemnification contained in this Subscription Agreement shall survive the acceptance of the subscription and the issuance to the Investor of the stock.

5.                                      Transferability.  The Investor agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transfer of the stock acquired pursuant hereto shall be made only in accordance with applicable law and the Company Agreement.

6.                                      No Revocation.  The Investor agrees that this Subscription Agreement and any agreement of the Investor made hereunder is irrevocable, and that this Subscription Agreement shall survive the death or disability of the Investor.

7.                                      Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by facsimile with written confirmation of receipt to the Investor at the address set forth below and to the Company, c/o Intrusion Inc., 1101 E. Arapaho Road, Suite 200, Richardson, Texas 75081, Telephone:  972.234.6400, Fax 972.301.3892, or at such other place as the Company may designate by written notice to the Investor.

8.                                      Expenses.  The Investor will pay the Investor’s own expenses relating to this Subscription Agreement and the purchase of stock hereunder.

9.                                      Entire Agreement; Amendments.  This Subscription Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated orally, without the written consent of the Investor and the Company.

10.                               Counterparts.  This Subscription Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one agreement.

11.                               Governing Law.  This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Texas, without reference to provisions concerning the conflict of laws.

12.                               Severability.  Should there exist or arise a conflict between any provision of this Subscription Agreement and any law, statute, ordinance, order or regulation applicable to the enforcement of this Subscription Agreement, such provision of this Subscription Agreement shall be reformed to the minimum extent necessary to bring it within applicable legal requirements.  If one or more of the provisions in this Subscription Agreement become or are found by any court to be void, voidable, or unenforceable, in part or in whole, the remaining provisions shall continue in full force and effect.  If any provision is so held void, voidable or unenforceable, the Investor agrees to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provision.

13.                               Headings.  The headings in this Subscription Agreement are for convenience of reference only, and shall not have any bearing on the meaning of this Subscription Agreement or of any part hereof.

(Signature pages follow)

Dated: December 28, 2006

[INVESTOR]

		By:	/s/ Michael L. Paxton
		Name:	Michael L. Paxton
		Title:	Vice President and CFO

BUSINESS ADDRESS:

1101 E. Arapaho Road
Richardson, TX 75081

FEDERAL TAX I.D. NUMBER OF ENTITY

ACCEPTED BY:
Intrusion Inc.
(a Delaware Corporation)

By:	/s/ G. Ward Paxton
G. Ward Paxton, Chief Executive Officer

EXHIBIT A

RISK FACTORS

INVESTOR SHOULD READ AND UNDERSTAND ALL RISK FACTORS, AMONG OTHER ITEMS, AS DESCRIBED IN THE COMPANY’S RECENT 10QSB AND 10KSB FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.